Exhibit 99.1

Media Inquiries

Stafford Kiguchi

Telephone: 808-694-8580

Mobile: 808-265-6367

E-mail: Stafford.Kiguchi@boh.com

Investor/Analyst Inquiries

Cindy Wyrick

Telephone: 808-694-8430

E-mail: Cindy.Wyrick@boh.com

Bank of Hawaii Corporation First Quarter 2010 Financial Results

•                  Diluted Earnings Per Share Increases to $1.09

•                  Net Income for the Quarter $52.7 Million

•                  Board of Directors Declares Dividend of $0.45 Per Share

•                  Company Announces Leadership Transition Process

FOR IMMEDIATE RELEASE

HONOLULU, HI (April 19, 2010) — Bank of Hawaii Corporation (NYSE: BOH) today reported diluted earnings per share of $1.09 for the first quarter of 2010, up from $0.84 in the previous quarter and up from $0.75 in the same quarter last year.  Net income for the first quarter of 2010 was $52.7 million compared to net income of $40.5 million in the fourth quarter of 2009 and $36.0 million in the first quarter of 2009.  First quarter 2010 results include a provision for credit losses of $20.7 million as compared to $26.8 million in the fourth quarter of 2009 and $24.9 million in the first quarter of 2009.

Noninterest income in the first quarter of 2010 included net gains of $20.0 million on sales of investment securities compared with $25.7 million in the fourth quarter of 2009.  The gains were the result of management’s plans to retain capital and reduce interest rate risk.

Deposits continued to be strong during the quarter, increasing to $9.5 billion at March 31, 2010.  Shareholders’ equity increased to $939.4 million at the end of the quarter.  The allowance for loan and lease losses increased to $146.4 million during the first quarter of 2010 and currently represents 2.61 percent of outstanding loans and leases.

“Bank of Hawaii Corporation began 2010 with good financial performance,” said Allan R. Landon, Chairman and CEO.  “Our profitability remained solid and the Hawaii economy is showing signs of stabilization.”

The return on average assets for the first quarter of 2010 was 1.73 percent, up from 1.31 percent in the previous quarter, and up from 1.32 percent during the same quarter last year.  The return on average equity for the first quarter of 2010 was 22.54 percent compared to 16.91 percent for the fourth quarter of 2009 and 17.86 percent in the first quarter of 2009.  The efficiency ratio for the first quarter of 2010 was 45.54 percent compared to 48.02 percent in the previous quarter and 52.52 percent in the same quarter last year.

- more -

130 Merchant Street • PO Box 2900 • Honolulu HI 96846-6000 • Fax 808-694-8440 • Website www.boh.com

Financial Highlights

Net interest income, on a taxable equivalent basis, for the first quarter of 2010 was $107.9 million, up $4.1 million from net interest income of $103.8 million in the fourth quarter of 2009 and up $10.6 million from net interest income of $97.3 million in the first quarter of 2009.  Results for the first quarter of 2010 include net interest recoveries of $2.8 million.  Analyses of the changes in net interest income are included in Tables 7a and 7b.

The net interest margin was 3.72 percent for the first quarter of 2010, a 15 basis point increase from 3.57 percent in the fourth quarter of 2009 and a 4 basis point decrease from 3.76 percent in the first quarter of 2009.  Adjusted for the previously mentioned net interest recoveries, the net interest margin in the first quarter of 2010 was 3.62 percent.

Results for the first quarter of 2010 included a provision for credit losses of $20.7 million compared with $26.8 million in the fourth quarter of 2009 and $24.9 million in the first quarter of 2009.  The provision for credit losses exceeded net charge-offs of $18.0 million by $2.7 million in the first quarter of 2010.  The provision for credit losses exceeded net charge-offs of $25.8 million by $1.0 million in the fourth quarter of 2009 and exceeded net charge-offs of $14.0 million by $10.9 million in the first quarter of 2009.

Noninterest income was $71.8 million for the first quarter of 2010, a decrease of $9.0 million compared to noninterest income of $80.8 million in the fourth quarter of 2009, and an increase of $1.4 million compared to noninterest income of $70.4 million in the first quarter of 2009.  Noninterest income in the first quarter of 2010 included the previously mentioned net gains of $20.0 million.  Noninterest income in the fourth quarter of 2009 included the previously mentioned net gains of $25.7 million, $1.5 million related to the sale of the Company’s wholesale insurance business, and $1.0 related to the disposal of leased equipment.  Results for the first quarter of 2009 included a gain of $10.0 million related to the Company’s sale of its equity interest in leveraged leases of two watercraft.

Noninterest expense was $81.7 million in the first quarter of 2010, down $6.8 million from noninterest expense of $88.5 million in the fourth quarter of 2009, and down $6.2 million from noninterest expense of $87.9 million in the same quarter last year.  Noninterest expense in the fourth quarter of 2009 included $4.1 million for employee grants for the purchase of company stock, $2.0 million for employee incentives, and a donation of $1.0 million to the Bank of Hawaii Charitable Foundation, partially offset by the reversal of $1.2 million in legal contingency reserves.  Noninterest expense in the first quarter of 2009 included a legal contingency reserve of $1.5 million and a market premium of $0.9 million for the early repayment of long-term privately placed debt.  An analysis of salary and benefit expenses is included in Table 8.

The efficiency ratio for the first quarter of 2010 was 45.54 percent, compared with 48.02 percent in the fourth quarter of 2009 and 52.52 percent in the first quarter of 2009.  Adjusted for the income and expense items previously discussed, the efficiency ratio for the first quarter of 2010 was 52.18 percent compared with 52.88 percent in the fourth quarter of 2009 and 54.36 percent in the first quarter of 2009.  A summary of these items is included in Table 2.

The effective tax rate for the first quarter of 2010 was 31.53 percent compared to 41.30 percent in the previous quarter and 34.00 percent during the same quarter last year.  The lower effective tax rate in the first quarter of 2010 was primarily due to the expected utilization of capital losses on the sale of a low-income housing investment.

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The Company’s business segments are defined as Retail Banking, Commercial Banking, Investment Services, and Treasury & Other.  Results are determined based on the Company’s internal financial management reporting process and organizational structure.  Selected financial information for the business segments is included in Table 12.

Asset Quality

Overall credit quality reflects a stabilizing economy albeit with non-performing assets at elevated levels.  Non-performing assets were $41.6 million at March 31, 2010, down from $48.3 million at December 31, 2009, and up slightly from $40.3 million at March 31, 2009.  The decrease from the previous quarter was largely due to the payoff of a commercial construction loan.  The increase in non-performing residential mortgage loans was primarily on Hawaiian Islands other than Oahu.  As a percentage of total loans and leases, including loans held for sale and foreclosed real estate, non-performing assets were 0.74 percent at March 31, 2010.

Accruing loans and leases past due 90 days or more were $16.0 million at March 31, 2010, up from $13.7 million at December 31, 2009, and up from $8.6 million at March 31, 2009.  The increase from December 31, 2009 was primarily due to two commercial loans, which are in the process of being restructured.  The borrowers are continuing to make interest payments and the loans are expected to be returned to current status.  Restructured loans not included in non-accrual loans or accruing loans past due 90 days or more increased to $15.7 million at March 31, 2010 and were primarily the result of the modification of interest rates and the extension of maturity dates on residential first mortgages.  More information on non-performing assets and accruing loans and leases past due 90 days or more is presented in Table 10.

Net charge-offs during the first quarter of 2010 were $18.0 million or 1.28 percent annualized of total average loans and leases compared with $25.8 million or 1.75 percent annualized in the fourth quarter of 2009 and $14.0 million or 0.88 percent annualized in the first quarter last year.  The decrease in losses compared with the previous quarter was largely due to a reduction in commercial loan losses which was partially offset by increased net charge-offs in the home equity and residential mortgage portfolios.

The allowance for loan and lease losses increased in the quarter by $2.7 million to $146.4 million at March 31, 2010, up from $143.7 million at December 31, 2009, and $134.4 million at March 31, 2009.  The ratio of the allowance for loan and lease losses to total loans and leases was 2.61 percent at March 31, 2010.  While the overall Hawaii economy shows signs of stabilization, the allowance for loan and lease losses reflects an increased level of risk as consumers continue to be adversely impacted by underemployment and higher levels of unemployment.  The reserve for unfunded commitments at March 31, 2010 remained unchanged at $5.4 million.  Details of charge-offs, recoveries, and the components of the reserve for credit losses are summarized in Table 11.

Other Financial Highlights

Total assets were $12.44 billion at March 31, 2010, higher than total assets of $12.41 billion at December 31, 2009, and up from total assets of $11.45 billion at March 31, 2009.  Average total assets were $12.38 billion during the first quarter of 2010, higher than average assets of $12.28 billion during the previous quarter, and up from average assets of $11.10 billion during the first quarter last year.  Growth in investment securities continues to offset the decline in loan balances.  The decrease in loans was primarily due to tighter underwriting standards, reduced loan demand, payoffs, and loan sales to reduce overall portfolio risk.

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Total deposits increased to $9.49 billion at March 31, 2010, higher than the $9.41 billion at December 31, 2009, and up from $9.21 billion at March 31, 2009.  Average total deposits were $9.39 billion in the first quarter of 2010, higher than average deposits of $9.32 billion during the previous quarter, and up from $8.75 billion during the first quarter last year.

As a result of strong deposit levels and weak loan demand, the investment securities portfolio increased to $5.61 billion at March 31, 2010, up from $5.51 billion at December 31, 2009 and significantly up from $3.33 billion at March 31, 2009.

Consistent with the Company’s plan to build capital levels, no shares were repurchased during the first quarter of 2010.  Remaining buyback authority under the share repurchase program was $85.4 million at March 31, 2010.  Total shareholder’s equity was $939.4 million at March 31, 2010, up $43.4 million from $896.0 million at December 31, 2009, and up from $833.9 million at March 31, 2009.

At March 31, 2010, the Tier 1 leverage ratio was 6.97 percent, up from 6.76 percent at December 31, 2009 and 6.92 percent at March 31, 2009.  At March 31, 2010, the ratio of tangible common equity to risk weighted assets increased to 16.75 percent, up from 15.45 percent at December 31, 2009, and 12.47 percent at March 31, 2009.

The Company’s Board of Directors has declared a quarterly cash dividend of $0.45 per share on the Company’s outstanding shares.  The dividend will be payable on June 14, 2010 to shareholders of record at the close of business on May 28, 2010.

Leadership Transition Process

Al Landon also announced that the Bank of Hawaii is beginning a leadership transition process that will result in Bank of Hawaii President Peter Ho succeeding him as Chairman and Chief Executive Officer.  The transition process is expected to be concluded before the end of 2010, at which time Landon will retire.

“Peter and I have worked together for the last 10 years, through the good and the challenging economic times.  Peter provided key leadership in developing and carrying out the Bank’s business plans.  The Bank’s performance during that period speaks for itself,” Landon said. “Peter is going to be a great CEO.  He has the vision, skills, experience, judgment, and presence to lead our Bank”.

Bank of Hawaii recognizes the importance of developing management succession from within.  Each of the Bank’s senior officers is expected to identify and develop a successor according to a realistic schedule.  The CEO succession has been planned for some time and management believes that now is the appropriate time to begin the transition.  The Bank of Hawaii has emerged from the recent financial crisis as one of America’s strongest banks and no significant change in the Bank’s strategy is anticipated under Ho’s leadership.

Landon and Ho will review the progress of the transition process with the Board and expect to provide an update to shareholders with future quarterly earning announcements.

Hawaii Economy

Hawaii’s economy was generally stable during the first quarter of 2010.  Visitor arrivals improved slightly and spending, while still weak, showed signs of stabilization.  Some sectors are

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beginning to add modest numbers of jobs, although additional public sector job losses remain a risk.  The State’s seasonally adjusted unemployment rate at the end of February 2010 was 6.9 percent compared with a national rate of 9.7 percent.  Home sales on Oahu continue to improve and prices have stabilized, although sales on the neighbor islands continue to lag.  Private construction activity appears to be at a low and the sector may begin to see more benefit from Federal and State spending programs.  More information on Hawaii economic trends is presented in Table 14.

Conference Call Information

The Company will review its first quarter 2010 financial results today at 8:00 a.m. Hawaii Time (2:00 p.m. Eastern Time).  The conference call will be accessible via teleconference and via the Investor Relations link of Bank of Hawaii Corporation’s web site, www.boh.com. Conference call participants in the United States should dial 866-277-1184.  International participants should dial 617-597-5360.  Use the pass code “Bank of Hawaii” to access the call.  A replay of the call will be available for one week beginning Monday, April 19, 2010 by calling 888-286-8010 in the United States or 617-801-6888 internationally and entering the pass code number 86125718 when prompted.  A replay will also be available via the Investor Relations link of the Company’s web site.

Forward-Looking Statements

This news release, and other statements made by the Company in connection with it may contain “forward-looking statements”, such as forecasts of our financial results and condition, expectations for our operations and business prospects, and our assumptions used in those forecasts and expectations.  Do not unduly rely on forward-looking statements.  Actual results might differ significantly from our forecasts and expectations because of a variety of factors. More information about these factors is contained in Bank of Hawaii Corporation’s Annual Report on Form 10-K for the year ended December 31, 2009, which was filed with the U.S. Securities and Exchange Commission.  We have not committed to update forward-looking statements to reflect later events or circumstances.

Bank of Hawaii Corporation is a regional financial services company serving businesses, consumers and governments in Hawaii, American Samoa and the West Pacific.  The Company’s principal subsidiary, Bank of Hawaii, was founded in 1897 and is the largest independent financial institution in Hawaii.  For more information about Bank of Hawaii Corporation, see the Company’s web site, www.boh.com.

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Bank of Hawaii Corporation and Subsidiaries

Financial Highlights		Table 1
	Three Months Ended
	March 31,	December 31,	March 31,
(dollars in thousands, except per share amounts)	2010	2009	2009
For the Period:
Operating Results
Net Interest Income	$107,653	$103,534	$97,062
Provision for Credit Losses	20,711	26,801	24,887
Total Noninterest Income	71,782	80,811	70,365
Total Noninterest Expense	81,706	88,520	87,933
Net Income	52,736	40,516	36,040
Basic Earnings Per Share	1.10	0.85	0.76
Diluted Earnings Per Share	1.09	0.84	0.75
Dividends Declared Per Share	0.45	0.45	0.45

Performance Ratios
Return on Average Assets	1.73%	1.31%	1.32%
Return on Average Shareholders’ Equity	22.54	16.91	17.86
Efficiency Ratio (1)	45.54	48.02	52.52
Operating Leverage (2)	1.99	17.29	2.41
Net Interest Margin (3)	3.72	3.57	3.76
Dividend Payout Ratio (4)	40.91	52.94	59.21
Average Shareholders’ Equity to Average Assets	7.67	7.74	7.37

Average Balances
Average Loans and Leases	$5,686,923	$5,847,820	$6,446,513
Average Assets	12,377,785	12,279,458	11,096,322
Average Deposits	9,390,615	9,322,632	8,751,374
Average Shareholders’ Equity	949,073	950,833	818,218

Market Price Per Share of Common Stock
Closing	$44.95	$47.06	$32.98
High	50.42	48.14	45.24
Low	41.60	39.43	25.33

	March 31,	December 31,	March 31,
	2010	2009	2009
As of Period End:
Balance Sheet Totals
Loans and Leases	$5,610,081	$5,759,785	$6,338,726
Total Assets	12,435,670	12,414,827	11,448,128
Total Deposits	9,494,084	9,409,676	9,212,791
Long-Term Debt	90,309	90,317	59,003
Total Shareholders’ Equity	939,372	895,973	833,935

Asset Quality
Allowance for Loan and Lease Losses	$146,358	$143,658	$134,416
Non-Performing Assets (5)	41,624	48,331	40,329

Financial Ratios
Allowance to Loans and Leases Outstanding	2.61%	2.49%	2.12%
Tier 1 Capital Ratio (6)	15.93	14.84	11.98
Total Capital Ratio (7)	17.20	16.11	13.24
Leverage Ratio (8)	6.97	6.76	6.92
Tangible Common Equity to Total Assets (9)	7.30	6.96	6.97
Tangible Common Equity to Risk-Weighted Assets (9)	16.75	15.45	12.47

Non-Financial Data
Full-Time Equivalent Employees	2,400	2,418	2,587
Branches and Offices	83	83	85
ATMs	483	485	463

(1)	Efficiency ratio is defined as noninterest expense divided by total revenue (net interest income and total noninterest income).
(2)	Operating leverage is defined as the percentage change in income before the provision for credit losses and the provision for income taxes. Measures are presented on a linked quarter basis.
(3)	Net interest margin is defined as net interest income, on a taxable equivalent basis, as a percentage of average earning assets.
(4)	Dividend payout ratio is defined as dividends declared per share divided by basic earnings per share.
(5)	Excluded from non-performing assets are contractually binding non-accrual loans held for sale of $4.2 million as of December 31, 2009.
(6)	Tier 1 Capital Ratio as of December 31, 2009 and March 31, 2009 was revised from 14.88% and 12.02%, respectively.
(7)	Total Capital Ratio as of December 31, 2009 and March 31, 2009 was revised from 16.15% and 13.28%, respectively.
(8)	Leverage Ratio as of December 31, 2009 and March 31, 2009 was revised from 6.78% and 6.94%, respectively.
(9)

Tangible common equity, a non-GAAP financial measure, is defined by the Company as shareholders’ equity minus goodwill and intangible assets. Intangible assets are included as a component of other assets in the Consolidated Statements of Condition.

Bank of Hawaii Corporation and Subsidiaries
Net Significant Income (Expense) Items	Table 2

	Three Months Ended
	March 31,	December 31,	March 31,
(dollars in thousands)	2010	2009	2009
Cash Basis Interest Recoveries	$2,832	$—	$—
Investment Securities Gains, Net	20,021	25,707	—
Gain on Disposal of Leased Equipment	—	977	10,036
Gain on Sale of Insurance Subsidiary	—	1,511	—
Increase in Allowance for Loan and Lease Losses	(2,700)	(1,000)	(10,918)
Cash Grants for the Purchase of Company Stock	—	(4,100)	—
Employee Incentive Awards	—	(2,000)	—
Bank of Hawaii Charitable Foundation	—	(1,000)	—
Legal Contingencies	—	1,152	(1,500)
Market Premium on Repurchased Long-Term Privately Placed Debt	—	—	(875)
Significant Income (Expense) Items Before the Provision (Benefit) for Income Taxes	20,153	21,247	(3,257)
Income Taxes Impact Related to Lease Transactions	—	568	3,872
Income Tax Impact	7,054	7,095	(4,652)
Net Significant Income (Expense) Items	$13,099	$13,584	$(2,477)

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Income	Table 3

	Three Months Ended
	March 31,	December 31,	March 31,
(dollars in thousands, except per share amounts)	2010	2009	2009
Interest Income
Interest and Fees on Loans and Leases	$77,271	$77,457	$86,592
Income on Investment Securities
Trading	—	—	594
Available-for-Sale	43,841	41,369	32,301
Held-to-Maturity	1,863	2,018	2,567
Deposits	13	2	10
Funds Sold	309	353	577
Other	277	277	276
Total Interest Income	123,574	121,476	122,917
Interest Expense
Deposits	8,307	10,317	17,025
Securities Sold Under Agreements to Repurchase	6,429	6,411	6,652
Funds Purchased	7	7	5
Long-Term Debt	1,178	1,207	2,173
Total Interest Expense	15,921	17,942	25,855
Net Interest Income	107,653	103,534	97,062
Provision for Credit Losses	20,711	26,801	24,887
Net Interest Income After Provision for Credit Losses	86,942	76,733	72,175
Noninterest Income
Trust and Asset Management	11,708	11,746	11,632
Mortgage Banking	3,464	4,218	8,678
Service Charges on Deposit Accounts	13,814	14,160	13,386
Fees, Exchange, and Other Service Charges	14,504	14,935	14,976
Investment Securities Gains, Net	20,021	25,707	56
Insurance	2,715	2,326	5,641
Other	5,556	7,719	15,996
Total Noninterest Income	71,782	80,811	70,365
Noninterest Expense
Salaries and Benefits	44,564	50,973	47,028
Net Occupancy	10,144	10,367	10,328
Net Equipment	4,558	4,393	4,316
Professional Fees	1,992	3,243	2,549
FDIC Insurance	3,100	3,251	1,814
Other	17,348	16,293	21,898
Total Noninterest Expense	81,706	88,520	87,933
Income Before Provision for Income Taxes	77,018	69,024	54,607
Provision for Income Taxes	24,282	28,508	18,567
Net Income	$52,736	$40,516	$36,040
Basic Earnings Per Share	$1.10	$0.85	$0.76
Diluted Earnings Per Share	$1.09	$0.84	$0.75
Dividends Declared Per Share	$0.45	$0.45	$0.45
Basic Weighted Average Shares	47,914,412	47,813,490	47,566,005
Diluted Weighted Average Shares	48,289,427	48,223,406	47,802,249

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Condition	Table 4

	March 31,	December 31,	March 31,
(dollars in thousands)	2010	2009	2009
Assets
Interest-Bearing Deposits	$4,910	$8,755	$5,031
Funds Sold	269,410	291,546	895,595
Investment Securities
Available-for-Sale	5,447,239	5,330,834	3,106,608
Held-to-Maturity (Fair Value of $173,646; $186,668; and $233,633)	167,099	181,018	228,177
Loans Held for Sale	11,143	16,544	24,121
Loans and Leases	5,610,081	5,759,785	6,338,726
Allowance for Loan and Lease Losses	(146,358)	(143,658)	(134,416)
Net Loans and Leases	5,463,723	5,616,127	6,204,310
Total Earning Assets	11,363,524	11,444,824	10,463,842
Cash and Noninterest-Bearing Deposits	355,398	254,766	299,393
Premises and Equipment	110,310	110,976	114,536
Customers’ Acceptances	677	1,386	822
Accrued Interest Receivable	42,180	45,334	36,928
Foreclosed Real Estate	3,192	3,132	346
Mortgage Servicing Rights	26,082	25,970	23,528
Goodwill	31,517	31,517	34,959
Other Assets	502,790	496,922	473,774
Total Assets	$12,435,670	$12,414,827	$11,448,128

Liabilities
Deposits
Noninterest-Bearing Demand	$2,194,280	$2,252,083	$1,970,041
Interest-Bearing Demand	1,669,586	1,609,413	1,926,576
Savings	4,515,597	4,405,969	3,905,709
Time	1,114,621	1,142,211	1,410,465
Total Deposits	9,494,084	9,409,676	9,212,791
Funds Purchased	8,888	8,888	9,665
Short-Term Borrowings	7,317	6,900	10,000
Securities Sold Under Agreements to Repurchase	1,529,047	1,618,717	844,283
Long-Term Debt	90,309	90,317	59,003
Banker’s Acceptances	677	1,386	822
Retirement Benefits Payable	36,895	37,435	54,450
Accrued Interest Payable	7,766	7,026	10,010
Taxes Payable and Deferred Taxes	224,112	229,140	258,505
Other Liabilities	97,203	109,369	154,664
Total Liabilities	11,496,298	11,518,854	10,614,193
Shareholders’ Equity
Common Stock ($.01 par value; authorized 500,000,000 shares; issued / outstanding: March 31, 2010 - 57,027,543 / 48,040,830; December 31, 2009 - 57,028,239 / 48,018,943; and March 31, 2009 - 57,019,595 / 47,803,544)	570	569	569
Capital Surplus	494,653	494,318	491,352
Accumulated Other Comprehensive Income (Loss)	18,063	6,925	(1,319)
Retained Earnings	874,305	843,521	802,195
Treasury Stock, at Cost (Shares: March 31, 2010 - 8,986,713; December 31, 2009 - 9,009,296; and March 31, 2009 - 9,216,051)	(448,219)	(449,360)	(458,862)
Total Shareholders’ Equity	939,372	895,973	833,935
Total Liabilities and Shareholders’ Equity	$12,435,670	$12,414,827	$11,448,128

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Shareholders’ Equity	Table 5

				Accum.
				Other
				Comprehensive
		Common	Capital	Income	Retained	Treasury	Comprehensive
(dollars in thousands)	Total	Stock	Surplus	(Loss)	Earnings	Stock	Income
Balance as of December 31, 2009	$895,973	$569	$494,318	$6,925	$843,521	$(449,360)
Comprehensive Income:
Net Income	52,736	—	—	—	52,736	—	$52,736
Other Comprehensive Income, Net of Tax:
Change in Unrealized Gains and Losses on Investment Securities
Available-for-Sale	10,757	—	—	10,757	—	—	10,757
Amortization of Net Losses Related to Defined Benefit Plans	381	—	—	381	—	—	381
Total Comprehensive Income							$63,874

Share-Based Compensation	714	—	714	—	—	—
Common Stock Issued under Purchase and Equity
Compensation Plans and Related Tax Benefits (52,481 shares)	1,785	1	(379)	—	(320)	2,483
Common Stock Repurchased (30,594 shares)	(1,342)	—	—	—	—	(1,342)
Cash Dividends Paid	(21,632)	—	—	—	(21,632)	—
Balance as of March 31, 2010	$939,372	$570	$494,653	$18,063	$874,305	$(448,219)

Balance as of December 31, 2008	$790,704	$568	$492,515	$(28,888)	$787,924	$(461,415)
Comprehensive Income:
Net Income	36,040	—	—	—	36,040	—	$36,040
Other Comprehensive Income, Net of Tax:
Change in Unrealized Gains and Losses on Investment Securities
Available-for-Sale	27,243	—	—	27,243	—	—	27,243
Amortization of Net Losses Related to Defined Benefit Plans	326	—	—	326	—	—	326
Total Comprehensive Income							$63,609

Share-Based Compensation	235	—	235	—	—	—
Common Stock Issued under Purchase and Equity
Compensation Plans and Related Tax Benefits (71,244 shares)	1,627	1	(1,398)	—	(258)	3,282
Common Stock Repurchased (21,071 shares)	(729)	—	—	—	—	(729)
Cash Dividends Paid	(21,511)	—	—	—	(21,511)	—
Balance as of March 31, 2009	$833,935	$569	$491,352	$(1,319)	$802,195	$(458,862)

Bank of Hawaii Corporation and Subsidiaries
Average Balances and Interest Rates - Taxable Equivalent Basis	Table 6

	Three Months Ended			Three Months Ended			Three Months Ended
	March 31, 2010			December 31, 2009			March 31, 2009
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
(dollars in millions)	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Earning Assets
Interest-Bearing Deposits	$5.8	$—	0.92%	$8.2	$—	0.09%	$4.9	$—	0.84%
Funds Sold	463.1	0.3	0.27	534.1	0.3	0.26	912.9	0.6	0.25
Investment Securities
Trading	—	—	—	—	—	—	48.8	0.6	4.87
Available-for-Sale	5,241.0	44.1	3.37	4,939.2	41.6	3.37	2,628.7	32.5	4.95
Held-to-Maturity	174.1	1.9	4.28	188.4	2.0	4.29	235.0	2.6	4.37
Loans Held for Sale	8.8	0.5	23.80	15.6	0.2	3.95	21.8	0.2	4.41
Loans and Leases (1)
Commercial and Industrial	788.5	10.2	5.25	820.3	8.3	4.01	1,031.3	10.4	4.11
Commercial Mortgage	838.0	10.5	5.09	793.9	10.2	5.09	730.6	9.6	5.32
Construction	108.0	1.3	4.99	132.2	1.3	3.81	154.1	1.6	4.21
Commercial Lease Financing	407.4	3.4	3.33	438.0	3.6	3.34	462.9	3.7	3.16
Residential Mortgage	2,160.6	30.9	5.73	2,223.3	32.1	5.77	2,437.4	36.3	5.96
Home Equity	909.4	11.3	5.02	939.2	11.9	5.05	1,028.7	13.0	5.13
Automobile	272.6	5.2	7.73	291.8	5.8	7.85	356.3	7.0	7.94
Other (2)	202.4	3.9	7.76	209.1	4.1	7.76	245.2	4.8	7.86
Total Loans and Leases	5,686.9	76.7	5.44	5,847.8	77.3	5.26	6,446.5	86.4	5.40
Other	79.8	0.3	1.39	79.7	0.3	1.39	79.7	0.3	1.39
Total Earning Assets (3)	11,659.5	123.8	4.27	11,613.0	121.7	4.18	10,378.3	123.2	4.77
Cash and Noninterest-Bearing Deposits	229.8			209.0			243.4
Other Assets	488.5			457.5			474.6
Total Assets	$12,377.8			$12,279.5			$11,096.3

Interest-Bearing Liabilities
Interest-Bearing Deposits
Demand	$1,662.0	0.3	0.07	$1,573.7	0.2	0.06	$1,888.6	0.3	0.06
Savings	4,434.2	4.4	0.40	4,415.6	5.5	0.49	3,533.0	8.2	0.94
Time	1,136.5	3.6	1.29	1,188.2	4.6	1.53	1,500.8	8.5	2.30
Total Interest-Bearing Deposits	7,232.7	8.3	0.47	7,177.5	10.3	0.57	6,922.4	17.0	1.00
Short-Term Borrowings	28.7	—	0.10	27.9	—	0.10	18.7	—	0.11
Securities Sold Under Agreements to Repurchase	1,531.7	6.4	1.68	1,452.2	6.4	1.73	935.4	6.7	2.85
Long-Term Debt	90.3	1.2	5.25	91.4	1.2	5.27	148.2	2.2	5.88
Total Interest-Bearing Liabilities	8,883.4	15.9	0.72	8,749.0	17.9	0.81	8,024.7	25.9	1.30
Net Interest Income		$107.9			$103.8			$97.3
Interest Rate Spread			3.55%			3.37%			3.47%
Net Interest Margin			3.72%			3.57%			3.76%
Noninterest-Bearing Demand Deposits	2,157.9			2,145.2			1,829.0
Other Liabilities	387.4			434.5			424.4
Shareholders’ Equity	949.1			950.8			818.2
Total Liabilities and Shareholders’ Equity	$12,377.8			$12,279.5			$11,096.3

(1)  Non-performing loans and leases are included in the respective average loan and lease balances. Income, if any, on such loans and leases is recognized on a cash basis.

(2)  Comprised of other consumer revolving credit, installment, and consumer lease financing.

(3)  Interest income includes taxable equivalent basis adjustments, based upon a federal statutory tax rate of 35%, of $239,000, $251,000, and $226,000 for the three months ended March 31, 2010, December 31, 2009, and March 31, 2009, respectively.

Bank of Hawaii Corporation and Subsidiaries
Analysis of Change in Net Interest Income - Taxable Equivalent Basis	Table 7a

	Three Months Ended March 31, 2010
	Compared to December 31, 2009
(dollars in millions)	Volume (1)	Rate (1)	Time (1)	Total
Change in Interest Income:
Investment Securities
Available-for-Sale	$2.6	$—	$(0.1)	$2.5
Held-to-Maturity	(0.1)	—	—	(0.1)
Loans Held for Sale	(0.2)	0.5	—	0.3
Loans and Leases
Commercial and Industrial	(0.3)	2.4	(0.2)	1.9
Commercial Mortgage	0.5	—	(0.2)	0.3
Construction	(0.3)	0.3	—	—
Commercial Lease Financing	(0.2)	—	—	(0.2)
Residential Mortgage	(1.0)	(0.2)	—	(1.2)
Home Equity	(0.3)	—	(0.3)	(0.6)
Automobile	(0.4)	(0.1)	(0.1)	(0.6)
Other (2)	(0.1)	—	(0.1)	(0.2)
Total Loans and Leases	(2.1)	2.4	(0.9)	(0.6)
Total Change in Interest Income	0.2	2.9	(1.0)	2.1

Change in Interest Expense:
Interest-Bearing Deposits
Demand	—	0.1	—	0.1
Savings	—	(1.0)	(0.1)	(1.1)
Time	(0.2)	(0.7)	(0.1)	(1.0)
Total Interest-Bearing Deposits	(0.2)	(1.6)	(0.2)	(2.0)
Securities Sold Under Agreements to Repurchase	0.4	(0.2)	(0.2)	—
Total Change in Interest Expense	0.2	(1.8)	(0.4)	(2.0)

Change in Net Interest Income	$—	$4.7	$(0.6)	$4.1

(1)	The changes for each category of interest income and expense are allocated between the portion of changes attributable to the variance in volume, rate, and time for that category.
(2)	Comprised of other consumer revolving credit, installment, and consumer lease financing.

Bank of Hawaii Corporation and Subsidiaries
Analysis of Change in Net Interest Income - Taxable Equivalent Basis	Table 7b

	Three Months Ended March 31, 2010
	Compared to March 31, 2009
(dollars in millions)	Volume (1)	Rate (1)	Total
Change in Interest Income:
Funds Sold	$(0.3)	$—	$(0.3)
Investment Securities
Trading	(0.3)	(0.3)	(0.6)
Available-for-Sale	24.4	(12.8)	11.6
Held-to-Maturity	(0.7)	—	(0.7)
Loans Held for Sale	(0.2)	0.5	0.3
Loans and Leases
Commercial and Industrial	(2.7)	2.5	(0.2)
Commercial Mortgage	1.3	(0.4)	0.9
Construction	(0.6)	0.3	(0.3)
Commercial Lease Financing	(0.5)	0.2	(0.3)
Residential Mortgage	(4.0)	(1.4)	(5.4)
Home Equity	(1.4)	(0.3)	(1.7)
Automobile	(1.6)	(0.2)	(1.8)
Other (2)	(0.8)	(0.1)	(0.9)
Total Loans and Leases	(10.3)	0.6	(9.7)
Total Change in Interest Income	12.6	(12.0)	0.6

Change in Interest Expense:
Interest-Bearing Deposits
Savings	1.7	(5.5)	(3.8)
Time	(1.7)	(3.2)	(4.9)
Total Interest-Bearing Deposits	—	(8.7)	(8.7)
Securities Sold Under Agreements to Repurchase	3.1	(3.4)	(0.3)
Long-Term Debt	(0.8)	(0.2)	(1.0)
Total Change in Interest Expense	2.3	(12.3)	(10.0)

Change in Net Interest Income	$10.3	$0.3	$10.6

(1)	The changes for each category of interest income and expense are allocated between the portion of changes attributable to the variance in volume and rate for that category.
(2)	Comprised of other consumer revolving credit, installment, and consumer lease financing.

Bank of Hawaii Corporation and Subsidiaries
Salaries and Benefits	Table 8

	Three Months Ended
	March 31,	December 31,	March 31,
(dollars in thousands)	2010	2009	2009
Salaries	$29,143	$29,323	$29,845
Incentive Compensation	3,446	5,465	3,292
Share-Based Compensation and Cash Grants for the Purchase of Company Stock	556	5,789	787
Commission Expense	1,346	1,543	2,255
Retirement and Other Benefits	4,109	4,040	4,619
Payroll Taxes	3,433	1,952	3,500
Medical, Dental, and Life Insurance	2,480	2,482	2,664
Separation Expense	51	379	66
Total Salaries and Benefits	$44,564	$50,973	$47,028

Bank of Hawaii Corporation and Subsidiaries
Loan and Lease Portfolio Balances	Table 9

	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2010	2009	2009	2009	2009
Commercial
Commercial and Industrial	$782,298	$795,167	$845,056	$932,444	$1,000,640
Commercial Mortgage	834,086	841,431	777,498	788,226	726,193
Construction	104,349	108,395	137,414	140,455	153,754
Lease Financing	398,939	412,933	458,696	468,030	454,822
Total Commercial	2,119,672	2,157,926	2,218,664	2,329,155	2,335,409
Consumer
Residential Mortgage	2,138,094	2,190,677	2,246,729	2,309,971	2,402,061
Home Equity	892,109	921,571	952,076	977,632	1,016,381
Automobile	260,472	283,937	299,657	309,877	343,642
Other (1)	199,734	205,674	214,232	223,276	241,233
Total Consumer	3,490,409	3,601,859	3,712,694	3,820,756	4,003,317
Total Loans and Leases	$5,610,081	$5,759,785	$5,931,358	$6,149,911	$6,338,726

Higher Risk Loans Outstanding

	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2010	2009	2009	2009	2009
Residential Home Building (2)	$29,475	$31,067	$38,592	$22,850	$8,536
Residential Land Loans (3)	33,514	37,873	43,128	47,871	50,663
Home Equity Loans (4)	24,595	28,076	24,339	21,832	19,431
Air Transportation (5)	39,743	50,426	60,996	62,148	76,303

(1)	Comprised of other revolving credit, installment, and lease financing.
(2)

Residential home building loans are collateralized by residential developments and comprised 51% of total commercial construction as of March 31, 2010.  Higher risk exposures represent 55% of total residential home building and include $6,124 outside of Oahu and $3,280 in non-accrual loans.

(3)	Included in residential mortgage, residential land loans are collateralized by land in the state of Hawaii and includes $28,835 outside of Oahu as of March 31, 2010.
(4)	Included in home equity, home equity loans in the state of Hawaii with current FICO scores less than 600 and original LTV above 70%, all originated after 2004.
(5)	Equity in six leases, four of which are leveraged, all to passenger carriers, one of which is based outside the United States as of March 31, 2010.

Deposits

	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2010	2009	2009	2009	2009
Consumer	$4,940,576	$4,926,567	$4,776,626	$4,747,612	$4,702,494
Commercial	4,125,587	4,114,583	4,002,068	3,828,521	3,645,842
Public and Other	427,921	368,526	471,406	443,528	864,455
Total Deposits	$9,494,084	$9,409,676	$9,250,100	$9,019,661	$9,212,791

Bank of Hawaii Corporation and Subsidiaries
Non-Performing Assets and Accruing Loans and Leases Past Due 90 Days or More	Table 10

	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2010	2009	2009	2009	2009
Non-Performing Assets (1)
Non-Accrual Loans and Leases
Commercial
Commercial and Industrial	$3,342	$6,646	$9,924	$10,511	$21,839
Commercial Mortgage	1,662	1,167	1,193	1,219	—
Construction	7,297	8,154	15,534	6,548	5,001
Lease Financing	73	631	690	956	910
Total Commercial	12,374	16,598	27,341	19,234	27,750
Consumer
Residential Mortgage	23,214	19,893	16,718	16,265	9,230
Home Equity	2,844	5,153	3,726	2,567	1,620
Other (2)	—	550	550	550	1,383
Total Consumer	26,058	25,596	20,994	19,382	12,233
Total Non-Accrual Loans and Leases	38,432	42,194	48,335	38,616	39,983
Non-Accrual Loans Held for Sale	—	3,005	—	—	—
Foreclosed Real Estate	3,192	3,132	201	438	346
Total Non-Performing Assets	$41,624	$48,331	$48,536	$39,054	$40,329

Accruing Loans and Leases Past Due 90 Days or More
Commercial
Commercial and Industrial	$2,192	$623	$137	$13	$—
Construction	2,170	—	3,005	—	—
Lease Financing	—	120	—	—	257
Total Commercial	4,362	743	3,142	13	257
Consumer
Residential Mortgage	8,136	8,979	5,951	4,657	4,794
Home Equity	1,608	2,210	1,698	2,879	1,720
Automobile	571	875	749	769	776
Other (2)	1,345	886	739	1,270	1,100
Total Consumer	11,660	12,950	9,137	9,575	8,390
Total Accruing Loans and Leases Past Due 90 Days or More	$16,022	$13,693	$12,279	$9,588	$8,647

Restructured Loans Not Included in Non-Accrual Loans and Accruing Loans Past Due 90 Days or More	$15,686	$7,274	$7,578	$2,307	$—

Total Loans and Leases	$5,610,081	$5,759,785	$5,931,358	$6,149,911	$6,338,726

Ratio of Non-Accrual Loans and Leases to Total Loans and Leases	0.69%	0.73%	0.81%	0.63%	0.63%

Ratio of Non-Performing Assets to Total Loans and Leases, Loans Held for Sale, and Foreclosed Real Estate	0.74%	0.84%	0.82%	0.63%	0.63%

Ratio of Commercial Non-Performing Assets to Total Commercial Loans and Leases, Commercial Loans Held for Sale, and Commercial Foreclosed Real Estate	0.72%	1.03%	1.23%	0.82%	1.19%

Ratio of Consumer Non-Performing Assets to Total Consumer Loans and Leases and Consumer Foreclosed Real Estate	0.76%	0.72%	0.57%	0.52%	0.31%

Ratio of Non-Performing Assets and Accruing Loans and Leases Past Due 90 Days or More to Total Loans and Leases, Loans Held for Sale, and Foreclosed Real Estate	1.02%	1.07%	1.02%	0.79%	0.77%

Quarter to Quarter Changes in Non-Performing Assets (1)
Balance at Beginning of Quarter	$48,331	$48,536	$39,054	$40,329	$14,949
Additions	9,533	14,874	22,856	22,459	29,164
Reductions
Payments	(5,689)	(4,128)	(6,899)	(15,593)	(874)
Return to Accrual Status	(3,505)	(1,818)	(3,373)	(230)	(768)
Sales of Foreclosed Real Estate	—	(38)	(237)	—	(82)
Charge-offs/Write-downs	(7,046)	(9,095)	(2,865)	(7,911)	(2,060)
Total Reductions	(16,240)	(15,079)	(13,374)	(23,734)	(3,784)
Balance at End of Quarter	$41,624	$48,331	$48,536	$39,054	$40,329

(1)

Excluded from non-performing assets are contractually binding non-accrual loans held for sale of $4.2 million, $7.7 million, and $5.2 million as of December 31, 2009, September 30, 2009, and June 30, 2009, respectively.

(2)	Comprised of other revolving credit, installment, and lease financing.

Bank of Hawaii Corporation and Subsidiaries
Reserve for Credit Losses	Table 11

	Three Months Ended
	March 31,	December 31,	March 31,
(dollars in thousands)	2010	2009	2009
Balance at Beginning of Period	$149,077	$148,077	$128,667
Loans and Leases Charged-Off
Commercial
Commercial and Industrial	(3,906)	(3,148)	(6,464)
Commercial Mortgage	(303)	—	—
Construction	(857)	(4,515)	—
Lease Financing	(190)	(9,409)	(20)
Consumer
Residential Mortgage	(3,255)	(2,697)	(827)
Home Equity	(7,436)	(3,489)	(2,316)
Automobile	(2,027)	(2,209)	(2,982)
Other (1)	(2,822)	(2,981)	(3,577)
Total Loans and Leases Charged-Off	(20,796)	(28,448)	(16,186)
Recoveries on Loans and Leases Previously Charged-Off
Commercial
Commercial and Industrial	858	189	542
Commercial Mortgage	24	45	—
Construction	—	476	—
Lease Financing	1	50	2
Consumer
Residential Mortgage	422	340	145
Home Equity	100	125	96
Automobile	753	842	727
Other (1)	627	580	705
Total Recoveries on Loans and Leases Previously Charged-Off	2,785	2,647	2,217
Net Loans and Leases Charged-Off	(18,011)	(25,801)	(13,969)
Provision for Credit Losses	20,711	26,801	24,887
Provision for Unfunded Commitments	—	—	250
Balance at End of Period (2)	$151,777	$149,077	$139,835

Components
Allowance for Loan and Lease Losses	$146,358	$143,658	$134,416
Reserve for Unfunded Commitments	5,419	5,419	5,419
Total Reserve for Credit Losses	$151,777	$149,077	$139,835

Average Loans and Leases Outstanding	$5,686,923	$5,847,820	$6,446,513

Ratio of Net Loans and Leases Charged-Off to Average Loans and Leases Outstanding (annualized)	1.28%	1.75%	0.88%
Ratio of Allowance for Loan and Lease Losses to Loans and Leases Outstanding	2.61%	2.49%	2.12%

(1)	Comprised of other revolving credit, installment, and lease financing.
(2)	Included in this analysis is activity related to the Company’s reserve for unfunded commitments, which is separately recorded in other liabilities in the Consolidated Statements of Condition.

Bank of Hawaii Corporation and Subsidiaries
Business Segments Selected Financial Information	Table 12

	Retail	Commercial	Investment	Treasury	Consolidated
(dollars in thousands)	Banking	Banking	Services	and Other	Total
Three Months Ended March 31, 2010
Net Interest Income	$49,623	$40,838	$4,323	$12,869	$107,653
Provision for Credit Losses	15,356	5,141	215	(1)	20,711
Net Interest Income After Provision for Credit Losses	34,267	35,697	4,108	12,870	86,942
Noninterest Income	23,466	10,019	15,027	23,270	71,782
Noninterest Expense	(42,333)	(23,862)	(14,045)	(1,466)	(81,706)
Income Before Provision for Income Taxes	15,400	21,854	5,090	34,674	77,018
Provision for Income Taxes	(5,698)	(7,892)	(1,884)	(8,808)	(24,282)
Net Income	9,702	13,962	3,206	25,866	52,736
Total Assets as of March 31, 2010	$3,226,303	$2,420,063	$298,103	$6,491,201	$12,435,670

Three Months Ended March 31, 2009 (1)
Net Interest Income (Loss)	$55,803	$39,188	$3,992	$(1,921)	$97,062
Provision for Credit Losses	16,567	7,758	804	(242)	24,887
Net Interest Income (Loss) After Provision for Credit Losses	39,236	31,430	3,188	(1,679)	72,175
Noninterest Income	27,982	24,259	14,443	3,681	70,365
Noninterest Expense	(43,426)	(26,208)	(16,559)	(1,740)	(87,933)
Income Before Provision for Income Taxes	23,792	29,481	1,072	262	54,607
Provision for Income Taxes	(8,805)	(10,886)	(396)	1,520	(18,567)
Net Income	14,987	18,595	676	1,782	36,040
Total Assets as of March 31, 2009 (1)	$3,720,576	$2,697,807	$256,962	$4,772,783	$11,448,128

(1)  Certain prior period information has been reclassified to conform to current presentation.

Bank of Hawaii Corporation and Subsidiaries
Selected Quarterly Financial Data	Table 13

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands, except per share amounts)	2010	2009	2009	2009	2009
Quarterly Operating Results
Interest Income
Interest and Fees on Loans and Leases	$77,271	$77,457	$79,530	$83,342	$86,592
Income on Investment Securities
Trading	—	—	—	—	594
Available-for-Sale	43,841	41,369	46,419	38,155	32,301
Held-to-Maturity	1,863	2,018	2,179	2,369	2,567
Deposits	13	2	3	5	10
Funds Sold	309	353	320	526	577
Other	277	277	277	276	276
Total Interest Income	123,574	121,476	128,728	124,673	122,917
Interest Expense
Deposits	8,307	10,317	12,235	14,481	17,025
Securities Sold Under Agreements to Repurchase	6,429	6,411	6,394	6,477	6,652
Funds Purchased	7	7	5	5	5
Long-Term Debt	1,178	1,207	1,207	859	2,173
Total Interest Expense	15,921	17,942	19,841	21,822	25,855
Net Interest Income	107,653	103,534	108,887	102,851	97,062
Provision for Credit Losses	20,711	26,801	27,500	28,690	24,887
Net Interest Income After Provision for Credit Losses	86,942	76,733	81,387	74,161	72,175
Noninterest Income
Trust and Asset Management	11,708	11,746	10,915	11,881	11,632
Mortgage Banking	3,464	4,218	4,656	5,443	8,678
Service Charges on Deposit Accounts	13,814	14,160	14,014	12,910	13,386
Fees, Exchange, and Other Service Charges	14,504	14,935	14,801	15,410	14,976
Investment Securities Gains (Losses), Net	20,021	25,707	(5)	12	56
Insurance	2,715	2,326	7,304	4,744	5,641
Other	5,556	7,719	5,115	9,432	15,996
Total Noninterest Income	71,782	80,811	56,800	59,832	70,365
Noninterest Expense
Salaries and Benefits	44,564	50,973	46,387	44,180	47,028
Net Occupancy	10,144	10,367	10,350	10,008	10,328
Net Equipment	4,558	4,393	4,502	4,502	4,316
Professional Fees	1,992	3,243	2,642	4,005	2,549
FDIC Insurance	3,100	3,251	3,290	8,987	1,814
Other	17,348	16,293	16,816	17,902	21,898
Total Noninterest Expense	81,706	88,520	83,987	89,584	87,933
Income Before Provision for Income Taxes	77,018	69,024	54,200	44,409	54,607
Provision for Income Taxes	24,282	28,508	17,729	13,403	18,567
Net Income	$52,736	$40,516	$36,471	$31,006	$36,040

Basic Earnings Per Share	$1.10	$0.85	$0.76	$0.65	$0.76
Diluted Earnings Per Share	$1.09	$0.84	$0.76	$0.65	$0.75

Balance Sheet Totals
Loans and Leases	$5,610,081	$5,759,785	$5,931,358	$6,149,911	$6,338,726
Total Assets	12,435,670	12,414,827	12,208,025	12,194,695	11,448,128
Total Deposits	9,494,084	9,409,676	9,250,100	9,019,661	9,212,791
Total Shareholders’ Equity	939,372	895,973	902,799	845,885	833,935

Performance Ratios
Return on Average Assets	1.73%	1.31%	1.21%	1.06%	1.32%
Return on Average Shareholders’ Equity	22.54	16.91	16.44	14.49	17.86
Efficiency Ratio (1)	45.54	48.02	50.69	55.07	52.52
Net Interest Margin (2)	3.72	3.57	3.85	3.73	3.76

(1)	The efficiency ratio is defined as noninterest expense divided by total revenue (net interest income and noninterest income).
(2)	The net interest margin is defined as net interest income, on a fully-taxable equivalent basis, as a percentage of average earning assets.

Bank of Hawaii Corporation and Subsidiaries
Hawaii Economic Trends	Table 14

	Two Months Ended		Year Ended
($ in millions; jobs in thousands)	February 28, 2010		December 31, 2009		December 31, 2008
Hawaii Economic Trends
State General Fund Revenues (1)	$772.2	19.6%	$4,018.2	(12.8)%	$4,608.6	(1.6)%
General Excise and Use Tax Revenue (1)	$393.7	4.5	$2,296.3	(10.6)%	$2,567.8	(2.1)%
Jobs, seasonally adjusted (except Feb. 2010) (2)	588.7	(2.6)	586.1	(3.2)	605.6	(3.5)

	February 28,	December 31,	September 30,	June 30,	December 31,
(annual percentage, except 2009 and 2010)	2010	2009	2009	2009	2008	2007
Unemployment (3)
Statewide, seasonally adjusted	6.9%	6.9%	7.2%	7.3%	4.0%	2.6%

Oahu	5.6	5.3	6.3	6.8	3.5	2.5
Island of Hawaii	9.8	9.6	10.8	11.4	5.5	3.3
Maui	8.5	8.8	9.7	10.0	4.5	2.8
Kauai	9.1	8.9	9.6	11.0	4.4	2.5

	March 31	December 31,	September 30,	December 31,
(percentage change, except months of inventory)	2010	2009	2009	2008	2007
Housing Trends (Single Family Oahu) (4)
Median Home Price	4.2%	(7.9)%	(8.0)%	(3.0)%	2.1%
Home Sales Volume (units)	32.1%	(5.7)%	(16.2)%	(24.4)	(10.2)%
Months of Inventory	7.2	4.2	5.3	8.9	6.0

	Monthly Visitor Arrivals,	Percentage Change
(in thousands)	Seasonally Adjusted	from Previous Month
Tourism (2)
February 28, 2010	553.9	0.5%
January 31, 2010	551.4	3.0
December 31, 2009	535.2	0.5
November 30, 2009	532.7	(0.8)
October 31, 2009	537.2	(2.2)
September 30, 2009	549.1	2.8
August 31, 2009	534.3	3.2
July 31, 2009	517.6	2.5
June 30, 2009	504.8	(9.0)
May 31, 2009	554.4	(0.1)
April 30, 2009	555.0	8.9
March 31, 2009	509.5	(7.3)
February 28, 2009	549.4	1.7
January 31, 2009	540.0	4.4

(1)	Source: Hawaii Department of Business, Economic Development & Tourism.
(2)	Source: University of Hawaii Economic Research Organization.
(3)	Source: University of Hawaii Economic Research Organization, State of Hawaii Department of Labor and Industrial Relations.
(4)	Source: Honolulu Board of REALTORS.
Note: Certain prior period seasonally adjusted information has been revised.